SMITH BARNEY INVESTMENT FUNDS
Smith Barney Government Securities Fund
Smith Barney Investment Grade Bond Fund

Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated January 21, 2004 filed on January 21, 2004. (Accession No. 0001193125-04-006541)

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated April 29, 2004 filed on April 29, 2004. (Accession No. 00011931125-04-073509)